NEWS RELEASE
For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

MARCH 27, 2017	GERMAN AMERICAN BANCORP, INC. (GABC) ANNOUNCES THREE-FOR-TWO STOCK SPLIT
Jasper, Indiana: March 27, 2017 -- German American Bancorp, Inc. (NASDAQ: GABC) announced today that its Board of Directors has declared a 3-for-2 stock split on the Company’s authorized and outstanding common shares. The stock split will be distributed on April 21, 2017 to shareholders of record as of April 6, 2017.
Shareholders will receive cash in lieu of fractional shares that they would have otherwise been entitled to receive in connection with the stock split, except that those shareholders participating in the Company’s dividend and stock purchase plans will have fractional shares credited to their accounts. The price paid for fractional shares will be based on the average per share closing prices of German American’s common stock over the five trading days immediately preceding the record date of the split.
In connection with the 3-for-2 stock split, the Board of Directors has approved an amendment to the Company’s Articles of Incorporation to increase the amount of both the issued and authorized common and preferred shares in the same proportion, increasing the number of authorized common shares to 45.0 million.
The stock split will increase German American’s outstanding common shares from approximately 15.3 million shares prior to the split to approximately 22.9 million shares post-split. The Company’s quarterly cash dividend per share will be adjusted going forward for the 3-for-2 stock split.
Commenting on the announcement, Mark A. Schroeder, German American’s Chairman & CEO, stated, ~~“~~This action is reflective of our exceptionally strong financial performance in 2016 and over the course of the past decade. German American has a track record of consistent profitable growth and increasing long-term shareholder value, as evidenced by 7 consecutive years of record earnings and 12 years of double-digit returns on shareholders’ equity. This split is intended to further enhance the liquidity of our stock and to place the market price of our Company’s stock in a more attractive range for investors.”

About German American
German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) $2.9 billion bank holding company based in Jasper, Indiana. German American, through its bank subsidiary German American Bancorp, operates 51 banking offices in 19 contiguous southern Indiana counties and one adjacent county in northern Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of German American. For these statements, German American claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about German American, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in German American’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. German American does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. In addition, German American’s past results of operations do not necessarily indicate anticipated future results for German American.